SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 7, 2004

SOLITARIO RESOURCES CORPORATION (Exact name of registrant as specified in its charter)

Colorado	0-50602	84-1285791
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4251 Kipling Street, Suite 390
Wheat Ridge, CO 80033
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:
(303) 534-1030
(Former name or former address, if changed since last report)

Item 5. Other Events

          Solitario Resources Corporation announced that it has signed a Letter Agreement with Newmont Peru Limited ("Newmont"), a subsidiary of Newmont Mining Corporation, whereby Newmont can earn a 51% interest in Solitario's 100%-owned La Tola gold property in southern Peru by spending US$7.0 million on exploration and development work over a four-year period. Newmont can earn an additional 14% interest (to a total 65% interest) by completing a bankable feasibility study and arranging 100% project financing. In addition to its retained participating interest in the project, Solitario retains a 1.75% net smelter return royalty interest on gold and silver production from the property.

          The final agreement attached hereto as Exhibit 10.1 and the press release attached hereto as Exhibit 20.1 provide a full description of the material change.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
SOLITARIO RESOURCES CORPORATION By: /s/ James R. Maronick James R. Maronick Chief Financial Officer

Dated: April 7, 2004

INDEX TO EXHIBITS
Exhibit Number 10.1 20.1
	Description Letter Agreement between Newmont Peru Limited and Solitario Resources Corporation, dated April 5, 2004. Solitario Resources Corporation's press release dated April 7, 2004.	Page number